EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 12th day of March, 1997 (the "Effective Date"), by and between ICCE, Inc., a Georgia corporation, (the "Company"), CAMA of Tampa, Inc. d/b/a Don Richard Associates of Tampa, EKT, Inc. d/b/a Don Richard Associates of Charlotte, Infinity Enterprises, Inc. d/b/a Don Richard Associates of Washington D.C., David C. Cooper & Associates, Inc. ("Cooper"), and DCCA Professional Temporaries, Inc. ("DCCA")(the "Constituent Companies") on the one hand, and TIMOTHY MANN, JR., an individual resident of Georgia (the "Executive") on the other hand.

     WHEREAS, the Company has been formed to be the holding company in a merger of the Constituent Companies, each of which will become a wholly owned subsidiary of the Company (except for DCCA which will merge into the same subsidiary as Cooper); and

     WHEREAS, the Company will ratify and sign this Agreement as soon as stock is issued and officers are elected;

     WHEREAS, the Company anticipates a public offering of the Company's common stock ("Common Stock") pursuant to a registration statement to be filed under the Securities Act of 1933 (the "1933 Act") (the "IPO"); and

     WHEREAS, Executive is expected to make a significant contribution to the success and development of the Company as the General Counsel and Chief Financial Officer of the Company; and

     WHEREAS, Executive is willing to render services to the Company on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Company including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                                   EMPLOYMENT

     Section 1.1 Term of Employment. The term of Executive's employment hereunder shall commence on the Effective Date hereof and continue for a period of three (3) years, unless earlier terminated as provided in this Agreement.
At the end of the initial three year term, this Agreement shall automatically renew for consecutive one year terms unless either party hereto gives written notice to the other of its intent to terminate sixty (60) days prior to the end of any term.

     Section 1.2 Duties and Responsibilities of Executive. Executive is hereby employed full time as the General Counsel and Chief Financial Officer
(the "CFO") of the Company.   Executive shall devote his full time, energy, and
skill to such office and shall do and perform all services and acts necessary or advisable to fulfill the duties of such office. In his capacity as an officer of the Company, Executive shall report to the Board of Directors and the Chief Executive Officer ("CEO") of the Company, and shall conduct and perform such additional services and activities as may be determined from time to time by any of them. Executive's authority and responsibility in the Company shall at all times be subject to the review and discretion of the Board of Directors, who shall have the final authority to make decisions regarding the business of the Company. Executive acknowledges that he has a duty of loyalty to the Company and shall not engage in, directly and indirectly, any other business or activity that could materially and adversely affect the Company's business or the Executive's ability to perform his duties under this Agreement, provided, however, that the Executive shall be free to participate in board, civic and charitable activities so long as such activities do not interfere with his duties and responsibilities hereunder.

     Section 1.3 Compensation. For services to be rendered by Executive under this Agreement, Company shall pay Executive as follows:

          (a) Base Salary. Executive shall be paid a minimum annual gross salary of one hundred forty thousand dollars ($140,000), payable bi-weekly. At the sole discretion of the Board of Directors of the Company, Executive's annual gross salary may be increased from time to time throughout the term of this Agreement. At no time during the term hereof shall the Executive's base salary be decreased from the amount of the base salary then in effect.

          (b) Annual Bonus. Executive shall be paid an annual bonus in an amount as set forth in Exhibit A attached hereto.

     Section 1.4    Benefits.

          (a) Vacation. Executive shall be entitled to three weeks paid vacation annually during the first two calendar years of his employment by the Company and four weeks paid vacation during each calendar year thereafter. Any vacation not used during any calendar year shall be forfeited, except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

          (b) Life, Disability and Retirement Programs. Executive shall be entitled to participate in any life, disability and retirement programs that are generally offered to or provided for the senior management personnel of the Company and its subsidiaries.

          (c) Group Insurance. Executive shall be entitled to participate in such group health and dental insurance programs (including spouse coverage) as may from time to time be offered generally to all of the other members of the senior management personnel of the Company and its subsidiaries.

     Section 1.5    Stock Options.

          (a) Initial Grant. Upon the completion of the Merger, the Company shall grant Executive options to purchase a number of shares of Common Stock (or such other type of stock as the shareholders of the merged companies shall have received pursuant to the Merger) equal to 3% of the shares of Common Stock outstanding immediately after the completion of the Merger and the issuance of the options provided for in this Section 1.5(a). Such options shall be granted at an exercise price equal to the Fair Market Value (as defined in Section 1.5(e) below) of such shares on the date of grant.

          (b) Additional Grant. Upon the Effective Date of the IPO, the Company shall grant to Executive options to purchase a number of additional shares of Common Stock equal to 1% of the Common Stock (or such other type of stock of the Company as is registered in the IPO) outstanding on the effective date of the IPO, assuming that any overallotment option granted to the Underwriters in connection with the IPO is exercised in full. Such options shall be granted at an exercise price equal to the IPO offering price for such shares.

To the extent possible, all of the Options shall qualify as incentive stock options under the Internal Revenue Code of 1986. All of the options to be granted pursuant to this Section are referred to herein collectively as the "Options" and shall be subject to the terms and conditions set forth below.

          (c) Vesting and Exercise. One-third of the original amount of the Options granted pursuant to Section 1.5(a) above shall vest on each of the first three annual anniversaries of the Effective Date, provided, however, that two-thirds of the Options granted pursuant to Section 1.5(a) above (or such smaller amount of the Options which may remain unvested if a portion of the Options shall have vested prior to the IPO) shall vest immediately upon the completion of the IPO. One-half of the Options granted pursuant to Section 1.5(b) shall vest on each of the first two annual anniversaries of the date of grant. In addition, all unvested Options shall vest and be immediately exercisable upon a Change in Control (as defined below). All Options shall remain exercisable through the tenth anniversary of the date of grant of such Option, at which time such Options shall expire unless earlier terminated in accordance with the provisions hereof.

          (d)  Return of Options and Repurchase of Shares.

               (i) If the Executive voluntarily resigns his employment with the Company for any reason other than Good Reason (as defined below), or is terminated by the Company for Cause, all unvested options shall be canceled and all then outstanding and exercisable options shall remain exercisable in full for a period of 120 days after the date of such written notice of voluntary resignation or termination. At the Company's sole discretion, the Company may purchase any unexercised Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Options determined as of or before the thirtieth (30th) day following the date such written notice of voluntary resignation or termination was given with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in Subsection 1.5(e) below. Furthermore, if a registration statement for the IPO has not yet been declared effective at such time, then the Company in its sole discretion may repurchase any shares of Common Stock previously obtained by Executive upon his exercise of any Options for an amount equal to the Fair Market Value of such shares of Common Stock. Any such repurchase of shares by the Company shall be accomplished within 30 days after such receipt of such notice of resignation or termination.

               (ii) In the event that Executive's employment with the Company shall be terminated by the Company at any time without Cause or the Executive shall resign for Good Reason, all then outstanding and unexercised Options shall vest and become exercisable in full as of the date such notice of termination and shall remain exercisable in full for a period of 120 days after the date such notice to termination was given. At the Company's sole discretion the Company may purchase any unexercised Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Options determined as of the date such written notice of voluntary resignation or termination was given by the Company with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in Subsection 1.5(e) below. Furthermore, if a registration statement for the IPO has not yet been declared effective, then the Company in its sole discretion may repurchase any shares of Common Stock previously obtained by Executive upon the exercise of any Options for an amount equal to the Fair Market Value of such shares. Any such repurchase of the shares of Common Stock shall be accomplished within 30 days after the date such notice of termination was given by the Company.

          (e) The Fair Market Value of a share of Common Stock, on the date specified by the Company shall mean (i) the closing sales price of the Common Stock on that on the national securities exchange on which it is listed; (ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; (iii) if the Common Stock also is not traded on the over-the-counter market, the fair market value as determined by an independent financial appraiser acceptable to both the Company and Executive (or Executive's personal representative) taking into account all relevant factors including securities law or other transfer restrictions, minority discounts, and other relevant factors.

          (f) The Options granted hereunder shall be evidenced by a separate Option Agreement to be entered into upon the date of the grant.

     Section 1.6 Member of Board. Executive shall be a member of the Board of Directors of the Company at all times during the term of this Agreement, prior to the IPO. Upon completion of the IPO, Executive shall be nominated for election to the Company's Board of Directors at each annual meeting of the Company's shareholders.

     Section 1.7 Business Expenses. Executive shall be entitled to reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, communications (including cell phone and pager), entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with the Company's established policies for reimbursement of business expenses. The Company expects Executive to attend and participate in continuing education seminars and courses with respect to the staffing industry and business management related to his duties, and as may be required to maintain the Executive's license to practice law, and the Company will reimburse all ordinary and necessary expenses of such attendance and participation. Such continuing education courses and seminars will be scheduled in conjunction with the President and/or CEO of the Company to assure coordination of schedules.


                                   ARTICLE II

                             COVENANTS OF EXECUTIVE

     Section 2.1 Confidentiality. Executive recognizes the interest of the Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with Company under this Agreement, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to the Company's, the Company's or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industrial practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information").

     Executive will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Executive acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its affiliated entities shall be and remain the sole property of the Company and/or such affiliated entity and shall, upon the request of the Company, turn over all copies of such Proprietary Information to the Company (together with a written statement certifying as to his compliance with the foregoing).

     Section 2.2 Non-Solicitation of Customers and Non-Competition. During the term of his employment with the Company, and for a period of one (1) year after any termination of the Executive's employment for Cause or the resignation of the Executive for any reason other than Good Reason (as defined below), Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit, direct or appropriate, or attempt to solicit, direct or appropriate any individual or entity which was, at the time of termination of Executive's employment, a customer or client of the Company for the purpose of providing a service or product to such customer or client which is the same type of service or product offered or provided by the Company at the time of termination of Executive's employment, with the Company.

     During the Executive's employment with the Company, and for the two (2) years period following the termination of Executive's employment with the Company for Cause or the resignation of the Executive for any reason other than Good Reason (as defined below), Executive shall not, without the prior written consent of the Board of Directors, which consent may be withheld at the sole discretion of the Board of Directors, engage or participate in, as a business executive or equity owner, the management or conduct of any business or enterprise that directly competes in any geographical area with any line of business in which the Company was engaged in at the time of termination of Executive's employment with the Company; provided, however, that nothing in this Section 2.2 shall prohibit Executive from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company or from engaging in the private price of law.

     Section 2.3 Non-Solicitation of Employees. During the term of Executive's employment with the Company, and for a period of one (1) year following the termination of Executive's employment with the Company for Cause or the resignation of the Executive for any reason other than Good Reason (as defined below) (the "Non-solicitation Period"), Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during the Non-solicitation Period an employee of the Company for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the Company at the time of termination of Executive's employment with the Company.

     Section 2.4 Trade Secrets. The Executive shall not, at any time, either during the term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of the Company or its subsidiaries, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.


                                   ARTICLE III

                            TERMINATION OF EMPLOYMENT

     Section 3.1 Termination by Company. Executive's employment may be terminated by the Company by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

          (a) Executive's death or disability which renders Executive incapable of performing his duties for more than one hundred twenty (120) calendar days (termination under this Section 3.1(a) shall be deemed termination without Cause);

          (b) for any reason following a determination by the Board of Directors to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

          (c) "for Cause", which for purposes of this Agreement shall mean that the Executive shall have:

               (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company which has a material adverse effect upon the Company;

               (ii) inflicted intentional wrongful material damage to any material asset of the Company or the Company;

               (iii) intentionally and wrongfully violates Article II of this Agreement, which violation has a material adverse effect upon the Company;

               (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed); or

               (v)  a habitual and debilitating use of alcohol or drugs.

               (vi) failed to meet performance expectations, as determined and articulated by the Company's Board of Directors; provided, however, that in the event of this subsection (vi) being the sole reason for a termination for Cause, Executive shall have the cure provisions and rights provided for in
Section 3.1(d) hereof.

     (d) In the event of a determination by the Company's Board of Directors that the Executive has failed to meet performance expectations, the Company shall furnish to Executive in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. Executive shall then have a period of ninety (90) days after the giving of such written notice of proposed termination by the Company in which to attempt to effect a cure of the specified deficiencies. If at the end of such ninety (90) day period no such cure has been effected to the reasonable satisfaction of the Board of Directors of the Company, in their sole discretion, then Executive's employment shall be terminated as of the end of such ninety (90) day period. The Company shall be obligated to provide to Executive only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies the Executive is determined by the Board of Directors to have again failed to meet performance expectations, then his employment may be terminated immediately upon the Company's giving of notice of termination to Executive which specifies his deficiencies in performance.

     Section 3.2 Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

          (a) a material breach by the Company of any material provision of this Agreement, including, but not limited to, the assignment to Executive of any duties inconsistent with Executive's position in the Company or a material adverse alteration in the nature or status of Executive's responsibilities;

          (b) the Company's requiring the Executive to be based anywhere other than the Atlanta metropolitan area or following the IPO the Washington, D.C. metropolitan area; and

          (c)  the occurrence of a "Change in Control" as defined below.

     For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange At")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 30% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who at the date of the Merger constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who are either directors at the date of the Merger or whose election or nomination for election was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided, however, that a Change in Control shall not include the Merger.

     Section 3.3 Severance. For purposes of this Agreement, Executive's entitlement to any severance payments upon termination of his employment shall be as set forth below:

          (a)  Termination Without Cause.

               (i) If Executive is terminated without Cause prior to the IPO, Executive shall be entitled to severance pay of $75,000, payable in a lump sum on the date of such termination;

               (ii) If Executive is terminated without Cause or resigns for Good Reason after the IPO or if the Executive resigns for Good Reason at any time due to a Change in Control, Executive shall be entitled to severance pay of a lump sum equal to three times the sum of (i) his annual salary then in effect plus (ii) the amount of his bonus as calculated based on the results of operations for the twelve months prior to such termination.

          (b) Voluntary Termination. Executive shall not receive any severance pay if he voluntarily resigns his employment with the Company for any reason other than Good Reason unless such severance pay is approved by the Board of Directors of the Company in its sole discretion. Executive shall provide a minimum of thirty (30) days prior notice to the CEO of his resignation. In the event Executive shall provide thirty (30) days prior written notice of his intent to resign, the Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that Executive shall receive from the Company his salary and be entitled to participate at the Company's expense in any Company sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty (30) day period.

          (c) For Cause. Executive shall not be entitled to any severance pay whatsoever if his employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board of Directors of the Company in its sole discretion, provided, however, that the Executive shall receive such annual salary that is accrued but unpaid up to the date of such termination for Cause. If termination is for Cause pursuant to
Section 3.1(b)(vi), and is other than pursuant to a Change in Control, then Executive shall be entitled to severance equal to pay for the remainder of the then current term of this Agreement, or equal to one year's salary at his then current rate, whichever is greater.


                                   ARTICLE IV

                               GENERAL PROVISIONS

     Section 4.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

     Section 4.2 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

     Section 4.3 Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws of such State.

     Section 4.4 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

     Section 4.5 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by all parties hereto.

     Section 4.6    Successors and Binding Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

          (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

          (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributee and legatees.

          (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

     Section 4.7 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     Section 4.8 Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive, the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time.

     Section 4.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

"Company":

ICCE, Inc.                              "Executive"



By:__________________________           /s/ Tim Mann
    Signature                           Timothy Mann, Jr.

_____________________________
Print Name

_____________________________
Print Title


"Constituent Companies":

CAMA of Tampa, Inc.                     EKT, Inc.
d/b/a Don Richard Associates of Tampa   d/b/a Don Richard
                                        Associates of Charlotte

By:/s/ Stephen S. Tutwiler              By: /s/ Edward K. Turner
   Stephen S. Tutwiler, President           Edward K. Turner, President


Infinity Enterprises, Inc.              David C. Cooper & Associates,Inc.
d/b/a Don Richard Associates
of Washington D.C.

By:/s/ Mark E. Strassman                By:/s/ David C. Cooper
   Mark E. Strassman,                      David C. Cooper, President
   Chief Executive Officer


DCCA Professional Temporaries, Inc.

By:/s/ David C. Cooper
   David C. Cooper, President

                                   Exhibit A
                                     Bonus

     Within 10 days following the issuance of audited financial statements for each year, Executive shall be paid a bonus for that year equal to 2.0% of the increase in the earnings of the Company before interest, taxes, depreciation and amortization over the prior year, as shown on the audited financial statements of the Company for such years. In the first year, such bonus shall be based on a comparison of such earnings with those shown on the pro-forma financial statements of the combined companies as prepared by the Company.